EXHIBIT 5.1


                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.



                                November 29, 2001


Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California 92606



      RE: INTERPLAY ENTERTAINMENT CORP., REGISTRATION STATEMENT ON FORM S-3, AMENDMENT NO. 3
           REGISTRATION NO. 333- 59088


Ladies and Gentlemen:

        You have requested an opinion, acting in our capacity as counsel to Interplay Entertainment Corp., a Delaware corporation (the "COMPANY"), in connection with the registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "ACT"), covering the offering and sale by the selling stockholders listed in the Registration Statement (the "SELLING STOCKHOLDERS") of 16,753,540 shares (the "SELLING STOCKHOLDER SHARES") of the Company's common stock, par value $0.001 per share ("COMMON STOCK"). The Selling Stockholder Shares consist of: (i) 8,126,770 shares that were issued to certain investors (identified in the Registration Statement), pursuant to a Common Stock Subscription Agreement dated March 29, 2001 among the Company and such investors, and 8,126,770 shares that are issuable to such investors pursuant to certain Common Stock Purchase Warrants issued by the Company to such investors (the "INVESTOR WARRANTS"), and (ii) 500,000 shares that are issuable to Roth Capital Partners, Inc. pursuant to a Common Stock Warrant issued by the Company to Roth Capital Partners, Inc. (the "ROTH WARRANT", and together with the Investor Warrants, the "WARRANTS").

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to


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authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

        Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, (a) the 8,126,770 shares of Common Stock covered by the Registration Statement are fully paid and non-assessable, and when sold and delivered as described in the Registration Statement, will be duly authorized and validly issued, and (b) the 8,626,770 shares of Common Stock which are issuable upon exercise of the Warrants are duly authorized, and when paid for and issued in accordance with the terms and conditions set forth therein, will be validly issued, fully paid and non-assessable.

        The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of (i) the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.



                                      Very truly yours,

                                        /S/ AKIN, GUMP, STRAUSS, HAUER & FELD

                                      AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


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